UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 28, 2011
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5677 Airline Road, Arlington, Tennessee (Address of principal executive offices)	38002 (Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On January 28, 2011, Wright Medical Technology, Inc. (Wright), an operating subsidiary of Wright Medical Group, Inc., entered into an Amended and Restated Supply and Development Agreement (Supply Agreement) with LifeCell Corporation, a business unit of Kinetic Concepts, Inc. The Supply Agreement replaces and supersedes the Supply and Development Agreement, as amended, dated April 1, 2002 between Wright and LifeCell Corporation. Under the Supply Agreement, LifeCell has appointed Wright, through December 2018, as its exclusive authorized distributor of a soft tissue graft containment product processed by LifeCell to healthcare providers who perform orthopaedic surgery procedures in the United States, Greece, Italy, South Africa, Canada and the United Kingdom for use within such territory. Wright has agreed not to distribute such products for non-orthopaedic applications, except during the period ending June 30, 2011, during which Wright may distribute, on a non-exclusive basis, the products to healthcare providers for podiatric wound applications. LifeCell is the sole supplier of Wright’s GRAFTJACKET® line of products. The Supply Agreement requires Wright to meet certain minimum annual product sales, and LifeCell will be entitled to a percentage of Wright’s gross sales of the product.
     On January 28, 2011, and in connection with entering the Supply Agreement, Wright entered into a trademark license agreement (License Agreement) with KCI Medical Resources, a subsidiary of Kinetic Concepts, Inc. The License Agreement provides KCI Medical Resources with a non-transferable license to use Wright’s trademarks associated with its GRAFTJACKET® line of products in connection with the marketing and distribution of KCI Medical Resources’ soft tissue graft containment products used in the wound care field, subject to certain exceptions. Under the License Agreement, Wright will receive $8,500,000, payable over the next twelve months, as well as future payments based on gross revenue derived from future sales of licensed products. Wright has agreed not to promote any soft tissue graft containment products in the wound care field during the period from June 30, 2011 to December 31, 2021, subject to certain exceptions for Wright’s promotion and sale to the hospital market of Wright’s current and future products based on its BIOTAPE® technology. Wright also granted a right of first refusal to KCI Medical Resources to obtain exclusive rights to market and sell in the wound care field any new products developed by Wright based on Wright’s BIOTAPE® technology at any time prior to the earlier of December 31, 2021 or termination of the License Agreement.
     The foregoing descriptions of the Supply Agreement and License Agreement are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference. A press release was issued on January 31, 2011 announcing the entry into the Supply Agreement and License Agreement, which is attached hereto as Exhibit 99.
This current report contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Such risks and uncertainties include the impact of our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States, including our compliance with a Deferred Prosecution Agreement through September 2011 and a Corporate Integrity Agreement through September 2015, and those risks and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, under the heading, “Risk Factors” and in Item 1A of Part II of our 10-Qs filed during 2010. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date of this current report, and we undertake no obligation to update such statements after this date.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1*	Amended and Restated Supply and Development Agreement, dated as of January 28, 2011, by and between Wright Medical Technology, Inc. and LifeCell Corporation
10.2*	Trademark License Agreement, dated as of January 28, 2011, by and between Wright Medical Technology, Inc. and KCI Medical Resources
99	Press Release, dated January 31, 2011, issued by Wright Medical Group, Inc.
*	Confidential treatment requested under 17 CFR 24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to the Confidential Treatment Request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 2, 2011

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Amended and Restated Supply and Development Agreement, dated as of January 28, 2011, by and between Wright Medical Technology, Inc. and LifeCell Corporation
10.2*	Trademark License Agreement, dated as of January 28, 2011, by and between Wright Medical Technology, Inc. and KCI Medical Resources
99	Press Release, dated January 31, 2011, issued by Wright Medical Group, Inc.
*	Confidential treatment requested under 17 CFR 24b-2. The confidential portions of this exhibit have been omitted and are marked accordingly. The confidential portions have been filed separately with the Securities and Exchange Commission pursuant to the Confidential Treatment Request.